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                                                                    EXHIBIT 99.7

                                   EXHIBIT 7.1

                            AGREEMENT OF JOINT FILING

       Gerald R. Forsythe, Forsythe Racing, Inc. and Indeck Energy Services, Inc. hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.

Dated: September 25, 2002


                                          /s/ Gerald R. Forsythe
                                       -----------------------------------------
                                       Gerald R. Forsythe


                                       FORSYTHE RACING, INC.

                                          /s/ Gerald R. Forsythe
                                       -----------------------------------------
                                       By: Gerald R. Forsythe, Chairman and CEO


                                       INDECK ENERGY SERVICES, INC.

                                          /s/ Gerald R. Forsythe
                                       -----------------------------------------
                                       By: Gerald R. Forsythe, Chairman and CEO